EXHIBIT 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated August 15, 2003  accompanying  the  consolidated financial statements of FinancialContent, Inc., (f/k/a Cosmoz Infrastructure Solutions, Inc.), (the "Company") on Form 10-KSB/A for the year ended June 30, 2002 and 2001 which is included in this Amended Annual Report. We consent to the inclusion of our report in this Amended Annual Report.

//s// Pohl, McNabola, Berg, & Company LLP

Pohl, McNabola, Berg & Company LLP


San Francisco, California
August 15, 2003